                                                                     EXHIBIT 4.7



AGREEMENTTHE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. IN ADDITION, THE WARRANTS AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SPECIFIED IN SECTION 5 HEREOF.



                             GENERAL WIRELESS, INC.



                        _______________________________

                     CLASS C COMMON STOCK PURCHASE WARRANT
                        _______________________________



                           Dated as of May ___, 1996

                               TABLE OF CONTENTS
                               -----------------


Section                                                       Page
- -------                                                       ----
1.   Exercise of Warrant.....................................   1
     1.1 Time of Exercise....................................   1
     1.2 Manner of Exercise..................................   1
     1.3 When Exercise Effective.............................   3
     1.4 Delivery of Stock Certificates etc..................   3
     1.5 FCC Restrictions on Exercise........................   3

2.   Certain Adjustments.....................................   4
     2.1 Adjustment of Warrant Price and Number of Shares....   4
     2.2 Notices to Holders..................................  10
     2.3 Fractional Shares...................................  11
     2.4 Company to Reaffirm Obligations.....................  11
     2.5 Covenant Regarding Class C Common Stock, etc........  11

3.   No Impairment...........................................  11

4.   Registration Rights.....................................  12

5.   Restrictions on Transfer................................  12
     5.1 Restrictive Legends.................................  12
     5.2 General Prohibition.................................  13
     5.3 FCC Restrictions on Transfer........................  13
     55.4 Transfer to Permitted Affiliates...................  14
     55.5 Pledges............................................  14

6.   Ownership Transfer and Substitution of Warrants.........  15
     6.1 Ownership of Warrants...............................  15
     6.2 Transfer and Exchange of Warrants...................  15
     6.3 Replacement of Warrants.............................  15

7.   Definitions.............................................  15

8.   Remedies................................................  17

9.   No Rights or Liabilities as Stockholder.................  17

10.  Notices.................................................  17

11.  Termination.............................................  18

12.  Miscellaneous...........................................  18

                            GENERAL WIRELESS, INC.

                     Class C Common Stock Purchase Warrant
             To Purchase __________ Shares of Class C Common Stock
                            Expiring May ___, 2006

                                                                  New York, N.Y.
                                                                   May ___, 1996

          GENERAL WIRELESS, INC., a Delaware corporation (the "Company"), hereby issues and delivers to ___________________ (the "Holder") a warrant (the "Warrant") to purchase _____ shares of the Company's Class C Common Stock, par value $0.0001 per share (the "Class C Common Stock").

          This Warrant is being issued together with other warrants (collectively, the "Warrants") to purchase shares of Class C Common Stock, in connection with an offering by the Company of an aggregate of up to 375,000 Units, each Unit consisting of two shares of the Company's Class C Common Stock, par value $0.0001 per share (the "Class C Common Stock"), and one Warrant, each such Warrant entitling the registered owner thereof to purchase one share of Class C Common Stock. The initial exercise price of a Warrant shall be equal to $100 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth (such exercise price, as from time to time adjusted in accordance with the terms hereof, being hereinafter referred to as the "Warrant Price").

          Certain capitalized terms used in the Warrants are defined in Section 7; references to a "Section" are, unless otherwise specified, to one of the sections of the Warrants.

          1.   Exercise of Warrant.
               -------------------

          1.1  Time of Exercise. The Warrants may be exercised, in whole or in
               ----------------
part, any time from the date first set forth above until 5:00 p.m. New York City time on May ___, 2006 (the "Expiration Date"). If the Warrants is not exercised on or prior to the Expiration Date, it shall become null and void and all rights hereunder shall cease as of that time.

          1.2  Manner of Exercise. The Warrants may be exercised by the holder
               ------------------
hereof, in whole or in part, during normal business hours on any Business Day prior to the Expiration Date, by surrender of the Warrants to the Company at the principal office of the Company (or, if such exercise shall be in connection with an underwritten public offering of shares of Class C Common Stock subject to the Warrants, at the location at which the Company shall have agreed to deliver the shares of Class C Common Stock subject to such offering), accompanied by either:

          (a) a Subscription Form in substantially the form attached to the Warrants (or a reasonable facsimile thereof) duly executed by the holder hereof and setting forth such holder's election to receive the number of shares of Class C Common Stock specified in the Subscription Form. The Subscription Form shall be accompanied by payment for the shares of Class C Common Stock to be purchased by either (i) certified or official bank check payable to the order of the Company, or (ii) delivery of equity securities of the Company with duly executed stock powers and signature guarantees (provided that such securities, other than Class C Common Stock, are admitted to trading or listed on a national securities exchange, the Nasdaq National Market or the National Association of Securities Dealers, Inc. Automated Quotations System) in either case in an amount or having a value equal to the product of (x) the Warrant Price and (y) the number of shares of Class C Common Stock specified in the Subscription Form; or

          (b) a Cashless Exercise Form in substantially the form attached to the Warrants (or a reasonable facsimile thereof) duly executed by the holder (such exercise being referred to herein as a "Cashless Exercise") and setting forth such holder's election to receive the number of shares of Class C Common Stock specified in the Cashless Exercise Form. Such presentation and surrender shall be deemed a waiver of the Class C holder's obligation to pay all or any portion (as the case may be) of the Aggregate Warrant Price in connection with such cashless exercise. In the event of a Cashless Exercise, the holder hereof shall exchange the Warrants for that number of shares of Class C Common Stock determined by multiplying the number of shares of Class C Common Stock for which the holder hereof desires to exercise the Warrants by a fraction, the numerator of which shall be the result (but not less than zero) obtained by subtracting the Warrant Price then in effect from the current market price per share (the "Current Market Price") of the Class C Common Stock as of the date of exercise, and the denominator of which shall be such Current Market Price. For purposes of any computation under this Section 1.2(b) or Section 2 hereof, the Current Market Price of Class C Common Stock as of any date shall be deemed to be the average for the ten consecutive Business Days immediately prior to such date of the daily closing prices of the Class C Common Stock on the principal national securities exchange on which the Class C Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or if not then publicly traded, the fair market price of the Class C Common Stock as determined in good faith by the Board of Directors of the Company (the "Board"); and such holder shall thereupon be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Class C Common Stock in respect of which the Warrants is so exercised.

          1.3  When Exercise Effective. The exercise of the Warrants shall be
               -----------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrants shall have been surrendered to the Company as provided in Section 1.2, and upon such exercise the Person or Persons in whose name or names any certificate or certificates for shares of Class C Common Stock shall be issuable as provided in Section 1.4 shall be deemed to have become the holder or holders of record of such Class C Common Stock.

          1.4  Delivery of Stock Certificates etc.
               ----------------------------------

          (a) As soon as practicable after the exercise of the Warrants and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten public offering of shares of Class C Common Stock subject to the Warrants, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 5, any Person designated by such holder (upon payment by such holder of any applicable transfer taxes) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class C Common Stock to which such holder shall be entitled upon the exercise.

          (b) The Company shall pay any and all documentary, stamp, transfer or other transactional taxes attributable to the issuance of the Warrants or any shares of Class C Common Stock issuable upon exercise of the Warrants, except as set forth in Section 1.4(a) with respect to any applicable transfer taxes in the case of exercise by a holder and issuance of Class C Common Stock upon such exercise to another Person.

          (c) In the event the holder of the Warrants shall exercise the Warrants with respect to less than all of the shares of Class C Common Stock issuable upon exercise of the Warrants, the Company shall execute a new warrant, registered in the name of such holder, in the form of the Warrants for the balance of the shares of Class C Common Stock remaining to be issued hereunder and deliver such new warrant to the holder of the Warrants as soon as practicable after exercise of the Warrants and in any event within five Business Days thereafter.

          1.5  FCC Restrictions on Exercise.  No holder shall exercise the
               ----------------------------
Warrants, acquire shares or otherwise be attributed with ownership of any shares of capital stock (as such attribution is defined by the FCC) that would cause the Company to lose its status as a Small Business, as that term is defined by the FCC, or would otherwise subject the Company to financial or other penalties imposed by the FCC. The Company shall provide such information as reasonably requested by any Warrant holder in connection with any determination as to whether such condition is met and shall otherwise cooperate with such Warrant holder in connection therewith. Specifically, no Stockholder may exercise this warrant, acquire shares or otherwise be attributed with ownership of any shares in the Company if after giving effect to such actions, (i) the Qualifying Investors (as defined in the Stockholders Agreement) would own in the aggregate less than 15% of the Company's total equity during the first three years and 10% of the Company's total equity during the fourth through tenth years following the grant of PCS licenses to the Company or (ii) any single Stockholder, other than a Qualifying Investor, would own more than 25% of the Company's total equity and voting interests; provided, however that if the Expiration Date occurs and the holder hereof is restricted from exercising the Warrants pursuant to the terms of this Section 1.5, the Warrants shall continue in full force and effect and all rights hereunder shall continue for a period of 30 days following written notification by the Company that the terms of this Section 1.5 do not restrict the exercise of the Warrants by the holder hereof; provided further that any extension pursuant to the terms of this Section 1.5 shall equally extend the exercise period applicable to other holders of Warrants. In addition, except as provided for in the FCC's rules no Stockholder with an attributable interest (as defined by the FCC) in shares in the Company will acquire shares or otherwise be attributed interests attributable to the Company in other Commercial or Private Mobile Radio Service (as defined by the FCC) applicants or licenses in the same geographic market as licenses held by or applied for by the Company if such Stockholder's attributable interests would cause the Company to exceed the Company's applicable spectrum ownership limits (as defined by the FCC) for any geographic market. Such Stockholder shall cooperate with the Company in (i) determining the Stockholder's compliance with this paragraph and
(ii) in the event of noncompliance, executing the measures reasonably necessary to cure such noncompliance consistent with applicable FCC rules and policies. As of the date hereof, for example, the FCC defines attributable interests as interests of five percent or more in a Commercial or Private Mobile Radio Service licensee held by investors generally, and interests of ten percent or more in such licensees held by entities defined as "institutional investors" by the FCC (including, for example, venture capital firms, insurance companies and pension funds).

          2.  Certain Adjustments.
              -------------------

          2.1  Adjustment of Warrant Price and Number of Shares. The number and
               ------------------------------------------------
kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of any of the following events after the date hereof:

          (a) Recapitalization, Reorganization, Reclassification, Consolidation,
              ------------------------------------------------------------------
Merger or Sale. In case of any recapitalization or reorganization of the Company
- --------------
or any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) of outstanding securities issuable upon exercise of the Warrants), or in case of any sale or transfer to another corporation of the Property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant, providing that the holder of the Warrants shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Class C Common Stock theretofore issuable upon exercise of the Warrants the kind and the highest amount of shares of capital stock, other securities, money and property receivable upon such recapitalization, reorganization, reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Class C Common Stock issuable upon exercise of the Warrants had it been exercised immediately prior to such recapitalization, reorganization, reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subsection
(a) shall similarly apply to successive recapitalizations, reorganizations, reclassifications, changes, consolidations, mergers, sales and transfers.

          (b) Subdivision or Combination of Shares. If the Company, at any time
              ------------------------------------
while the Warrants is outstanding, shall subdivide or combine any class or classes of its Class C Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Class C Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Class C Common Stock outstanding as a result of such subdivision, or
(ii) in the case of a combination of shares, shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of holders of its Class C Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Class C Common Stock outstanding as a result of such combination. In the event that an adjustment pursuant to this subsection
(b) is made as of the record date for purposes of any subdivision or combination and such subdivision or combination is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

          (c) Certain Dividends and Distributions. If the Company shall:
              -----------------------------------

          (i) Stock Dividends. Pay a dividend in, or make any other distribution
              ---------------
of shares of any class or classes of Class C Common Stock, the Warrant Price shall be adjusted, as at the date the Company shall take a record of the holders of such class or classes of Class C Common Stock, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Class C Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Class C Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends); provided, however, that in the event such dividend or distribution is not so paid or made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed; or

          (ii) Special Dividend or Distribution. Issue or distribute to the
               --------------------------------
holders of shares of Class C Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a distribution referred to in subsection (a), (b) or (d) of this Section 2 or the preceding paragraph (i) and also excluding dividends or distributions paid in cash or other property out of net profits legally available therefor unless such dividends or distributions shall constitute an "Extraordinary Dividend" (as hereinafter defined)), any such nonexcluded event being referred to herein as a "Special Dividend", the Warrant Price shall be adjusted by multiplying the Warrant Price then in effect by a fraction, the numerator of which shall be the Current Market Price of the Class C Common Stock as of the day prior to the record date, less the fair market value (as determined by the Board) of the evidences of indebtedness, securities, cash or property, or other assets issued or distributed in such Special Dividend applicable to one share of Class C Common Stock and the denominator of which shall be such Current Market Price. An adjustment made pursuant to this paragraph (iii) shall become effective immediately after the record date of any such Special Dividend. In the event that such issuance or distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

               For purposes of this paragraph (ii), the term "Extraordinary
                                                              -------------
     Dividend" shall mean any dividend of cash or other property with respect to
     --------
     the Class C Common Stock the amount of which, together with the aggregate amount of dividends on the Class C Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in subparagraphs (A) or (B) below:

               (A) If, upon the date immediately prior to the ex-dividend date with respect to a dividend in cash or property on the Class C Common Stock, the aggregate amount of such dividend together with the amounts of all such dividends on the Class C Common Stock with ex-dividend dates occurring in the 85 consecutive day period ending on the date prior to the ex-dividend date with respect to such dividend to which this provision is being applied equals or exceeds 10% of the Current Market Price of the Class C Common Stock as of the trading day immediately prior to such ex-dividend date, such dividend together with each other such dividend with an ex-dividend date occurring in such 85 day period shall be deemed to be an Extraordinary Dividend and for purposes of applying the formula set forth in this paragraph (ii), the fair market value of such cash or property distributed as a Special Dividend shall be equal to (w) the aggregate amount of such dividend together with the amounts of the other dividends with ex-dividend dates occurring in such period minus (x) the aggregate amount of such other
                                    -----
     dividends with ex-dividend dates occurring in such period for which a prior adjustment in the Warrant Price was previously made under this paragraph (ii).

               (B) If, upon the date immediately prior to the ex-dividend date with respect to a dividend in cash or property on the Class C Common Stock, the aggregate amount of such dividend together with the amounts of all such dividends on the Class C Common Stock with ex-dividend dates occurring in the 365 consecutive day period ending on the date prior to the ex-dividend date with respect to such dividend to which this provision is being applied equals or exceed 20% of the Current Market Price of the Class C Common Stock as of the trading day immediately prior to such ex-dividend date, such dividend together with each other such dividend with an ex-dividend date occurring in such 365 day period shall be deemed to be an Extraordinary Dividend and for purposes of applying the formula set forth above in this paragraph (ii), the fair market value of such cash or property distributed as a Special Dividend shall be equal to
     (y) the aggregate amount of such dividend together with the amounts of the other such dividends with ex-dividend dates occurring in such period minus
                                                                          -----
     (z) the aggregate amount of such other dividends with ex-dividend dates occurring in such period for which a prior adjustment in the Warrant Price was previously made under this paragraph (ii).

          (d) Issuance of Class C Common Stock Equivalents.  If the Company
              --------------------------------------------
shall issue to all holders of its Class C Common Stock any Class C Common Stock Equivalent and the price per share for which Additional Shares of Class C Common Stock may be issuable thereafter pursuant to such Class C Common Stock Equivalent shall be less than the Current Market Price as of the date of issuance of such Class C Common Stock Equivalents then the Warrant Price upon each such issuance shall be adjusted as of the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such Class C Common Stock Equivalents by multiplying such Warrant Price by a fraction the numerator of which shall be the number of shares of Class C Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class C Common Stock which the aggregate consideration (determined in accordance with subsection (e) of this Section 2) for the total number of such Additional Shares of Class C Common Stock would purchase at such Current Market Price and the denominator of which shall be the number of shares of Class C Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of such Additional Shares of Class C Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such Class C Common Stock Equivalents are not so issued, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such Class C Common Stock Equivalents had not been fixed. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights there for, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (d).

          (e) Computation of Consideration. For purposes of subsection (d)
              ----------------------------
above, the consideration for any Additional Shares of Class C Common Stock issuable pursuant to any Class C Common Stock Equivalents shall be the consideration received by the Company for issuing such Class C Common Stock Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Class C Common Stock Equivalents. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the holder of the Warrants of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If within thirty days after receipt of said notice, the holders of Warrants exercisable for at least a majority of Class C Common Stock issuable under the Warrants, but then unissued, shall notify the Board in writing of their objection to such determination, a determination of fair market value of such consideration shall be made by arbitration in accordance with the Rules of the American Arbitration Association, by an arbitrator in the Borough of Manhattan, City of New York, State of New York.

          (f) Readjustment of Warrant Price. Upon the expiration of the right to
              -----------------------------
convert, exchange or exercise any Class C Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if any such Class C Common Stock Equivalent shall not have been converted, exercised or exchanged, the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 2 after the issuance of such Class C Common Stock Equivalent) had the adjustment of the Warrant Price been made on the basis of the number of Additional Shares of Class C Common Stock actually issued upon conversion, exchange or exercise of such Class C Common Stock Equivalent.

          (g) Other Action Affecting Class C Common Stock. In case after the
              -------------------------------------------
date hereof the Company shall take any action affecting its Class C Common Stock, other than an action described in any of the foregoing subsections (a) through (e) of this Section 2, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principle of this Section 2, then the Warrant Price shall be adjusted in such manner and at such time as the holder hereof and the Company shall jointly determine.

          (h) Adjustment of Number of Shares. Upon each adjustment in the
              ------------------------------
Warrant Price pursuant to any provision of this Section 2, the number of shares of Class C Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter. If the Company shall be in default under any provision contained in Section 3 of the Warrants so that shares issued at the Warrant Price adjusted in accordance with this Section 2 would not be validly issued, the adjustment of number of shares provided for in the foregoing sentence shall nonetheless be made and the holder of the Warrants shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Company by reason of its default under Section 3 of the Warrants.

          (i) In any case in which this Section 2 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of the Warrants, if the Warrant is exercised after such record date and before the occurrence of such event, the additional Class C Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Class C Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Class C Common Stock pursuant to Section 2.3.

          2.2  Notices to Holders.
               ------------------

          (a) Whenever the Warrant Price or number of shares of Class C Common Stock issuable upon exercise of the Warrants shall be adjusted pursuant to
Section 2 hereof, the Company shall cause the independent accounting firm then regularly engaged by it to report on its financial statements to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and number of shares of Class C Common Stock issuable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the holder hereof promptly after each adjustment.

          (b) The holder hereof shall be entitled to the same rights to receive notice of corporate action as any holder of Class C Common Stock and shall also be entitled to 20 days prior written notice of the record date of any cash dividend on Class C Common Stock or any of the events described in Section 2.1 hereof.

          2.3  Fractional Shares. No fractional shares of Class C Common Stock
               -----------------
will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price then in effect.

          2.4  Company to Reaffirm Obligations. The Company will, at the time of
               -------------------------------
or at any time after the exercise of the Warrants, upon the request of the holder of any shares of Class C Common Stock issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (if any) (including, without limitation, any rights to registration, pursuant to Section 4, of the shares of Class C Common Stock issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of the Warrants, provided that, if any such holder
                                              --------
shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          2.5  Covenant Regarding Class C Common Stock etc.
               --------------------------------------------

          (a) The Company covenants and agrees that all shares of Class C Common Stock issuable upon exercise of the Warrants will, upon such issuance, be validly issued, fully paid and non-assessable.

          (b) The Company further covenants and agrees that, in the event of a Cashless Exercise it shall take or cause to be taken such action as will permit the exercise of the Warrants without any additional payment by the holder hereof.

          3.   No Impairment.
               -------------

          The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company

          (a) will not permit the par value of any shares of Class C Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise,

          (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class C Common Stock on the exercise of any Warrant from time to time outstanding,

          (c) will not take any action which would result in the total number of shares of outstanding Class C Common Stock, plus those issuable upon the exercise of all of the Warrants, exceeding the total number of shares of Class C Common Stock then authorized by the Company's certificate of incorporation or the total number of such shares available for the purpose of issue upon such exercise being fewer than the number required to be issued upon such exercise, and

          (d) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants.

          4.  Registration Rights.  Registration rights shall be granted to
              -------------------
holders of Warrants pursuant to a Registration Rights Agreement dated as of December 1, 1995.

          5.   Restrictions on Transfer.
               ------------------------

          5.1  Restrictive Legends.  The holder hereof acknowledges that since
               -------------------
neither the offer nor sale of the Warrant nor the shares of Class C Common Stock issuable upon exercise of the Warrant have been registered under the Securities Act or the securities laws of any State, the Warrants and shares of Class C Common Stock issuable upon exercise of the Warrants may not be sold, transferred or otherwise disposed of unless they are so registered or an exemption from such registration is available. Except as otherwise permitted by this Section 5, the Warrants, and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Sections 1.4(a) and 6, shall be stamped or otherwise imprinted with legends in substantially the following form:

          "THE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS. IN ADDITION, THE WARRANTS AND SUCH SHARES MAY BE TRANSFERRED ONLY ON COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SPECIFIED IN SECTION 5 HEREOF."

Except as otherwise permitted by this Section 5, each certificate for Class C Common Stock issued upon the exercise of the Warrants, and each certificate issued upon the transfer of any such Class C Common Stock, shall be stamped or otherwise imprinted with the following legends in substantially the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS PURCHASE OF SHARES OF STOCK, THE PURCHASER AGREES THAT IT IS ACQUIRING SUCH SHARES FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF, AND THAT ANY RESALE OF ANY SHARES OF STOCK MAY BE MADE ONLY IN ACCORDANCE WITH THE STOCKHOLDERS

     AGREEMENT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED UNDER THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 1, 1995, BY AND AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          5.2  General Prohibition.  Holders of Warrants will not, directly or
               -------------------
indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of or encumber any Warrant or Class C Common Stock (for purposes of this Section 5, "Securities") or any interest therein (or solicit any offers to buy or otherwise acquire or take a pledge of any of such Securities) (each, a "Transfer"), except as expressly permitted hereby and in compliance with the Securities Act, the Stockholders Agreement and the provisions of this Article 5. Any attempt to Transfer any Securities not made strictly in compliance with this Agreement and the Stockholders Agreement shall be null and void and the Company shall not give any effect in the Company's stock records to such Transfer.

          5.3  FCC Restrictions on Transfer.  The holder of the Warrants may
               ----------------------------
Transfer all or any portion of its Securities in the Company to any other person only so long as such Transfer would not cause the Company or any other Stockholder to violate any applicable laws or regulations or would not endanger the Company's bidding or financing preferences for which it is eligible under FCC regulations; provided that any transferee receiving Securities shall be required to sign an undertaking agreeing to be bound by the terms of this Agreement, if necessary to comply with FCC rules and regulations. The Company and the other Stockholders shall provide such information as reasonably requested by any Stockholder in connection with any determination as to whether such condition is met and the Company shall otherwise cooperate with such Warrant holder in connection therewith. Specifically, no Stockholder may Transfer any Securities if after giving effect to such Transfer, (i) the Qualifying Investors (as defined in the Stockholders Agreement) would own in the aggregate less than 15% of the Company's total equity during the first three years and 10% of the Company's total equity during the fourth through tenth years following the grant of PCS licenses to the Company, (ii) any single Stockholder, other than a Qualifying Investor, would own more than 25% of the Company's total equity and voting interests or (iii) such Transfer would cause a violation of the foreign ownership restrictions imposed by the Communications Act of 1934, as amended. Such Stockholder shall cooperate with the Company in
(i) determining the Stockholder's compliance with this paragraph and (ii) in the event of noncompliance, executing the measures reasonably necessary to cure such noncompliance consistent with applicable FCC rules and policies.

          5.4  Transfer to Permitted Affiliates.  Transfers of Securities by the
               --------------------------------
holder hereof to any Permitted Affiliate and from any Permitted Affiliate to another Permitted Affiliate shall be exempt from the provisions hereof and be permitted Transfers hereunder, but any Permitted Affiliate receiving Securities shall be required to sign an undertaking agreeing to be bound by the terms of this Agreement and the Stockholders Agreement. For purposes of this Agreement, a "Permitted Affiliate" shall mean a person that is controlling, controlled by or under common control with such Stockholder or, if the Stockholder is a trust, to any successor or related trust or successor trustee.

          5.5  Pledges.  Notwithstanding the provisions of Section 5.2 hereof, a
               -------
holder may not, directly or indirectly, pledge, hypothecate or grant a security interest in any Securities of the Company other than through a bona fide pledge of such Securities as security for indebtedness or obligations of such Stockholder meeting all of the following criteria: (i) the pledgee is a nationally or internationally recognized financial institution (a "Permitted Pledgee"), (ii) the pledgee agrees with the Stockholders and the Company in writing that, prior to and upon foreclosing or otherwise realizing upon the shares of Class C Common Stock so pledged, the pledgee will comply with the terms and conditions of this Agreement, and (iii) a majority of the Board of Directors have consented to such pledge, which consent shall not be unreasonably withheld.

          6.   Ownership Transfer and Substitution of Warrants.
               -----------------------------------------------

          6.1  Ownership of Warrants.  The Company may treat the Person in whose
               ---------------------
name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank and the terms and provisions of Section 5 shall have been complied with, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 1.1, a Warrant, if properly assigned and the terms and provisions of Section 5 shall have been complied with, may be exercised by a new holder without a new Warrant first having been issued.

          6.2  Transfer and Exchange of Warrants. Upon the surrender of any
               ---------------------------------
Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with Section 5, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Class C Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          6.3  Replacement of Warrants.  Upon receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by any Person upon delivery of indemnity reasonably satisfactory to the Company (the unsecured agreement of the holder of a Warrant or any institutional investor to indemnify the Company being deemed or the purposes hereof to be reasonably satisfactory to the Company) in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof a new Warrant of like tenor.

          7.   Definitions.
               -----------

          As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Additional Shares of Class C Common Stock: shall mean all shares of
          -----------------------------------------
Class C Common Stock issued by the Company after the date hereof except the Class C Common Stock issuable upon exercise of any Warrant.

          Aggregate Warrant Price: The product of (a) the number of shares of
          -----------------------
Class C Common Stock at any time subject to the Warrants and (b) the Warrant Price in effect at such time.

          Business Day: Any day other than a Saturday or a Sunday or a day on
          ------------
which commercial banking institutions in New York City are authorized by law to be closed.

          Class C Common Stock: The Class C Common Stock, par value $0.0001 per
          --------------------
share of the Company, together with any stock of the Company into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock, and all other Class C Common Stock that the Company may issue from time to time.

          Commission: The Securities and Exchange Commission or any other
          ----------
federal agency at the time administering the Securities Act.

          Class C Common Stock Equivalent: shall mean any Convertible Security
          -------------------------------
or warrant, option or other right to subscribe for or purchase any Additional Shares of Class C Common Stock or any Convertible Security.

          Company: As defined in the introduction to the Warrants, such term to
          -------
include any corporation which shall succeed to or assume the obligations of the Company hereunder.

          Convertible Securities: Evidences of indebtedness or securities which
          ----------------------
are or may be at any time convertible into or exchangeable for Additional Shares of Class C Common Stock. The term "Convertible Security" shall mean one of the Convertible Securities.

          Current Market Price: As defined in Section 1.2(b).
          --------------------

          Exchange Act: The Securities Exchange Act of 1934, or any similar
          ------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Federal Communications Commission (FCC): Federal agency organized
          ---------------------------------------
pursuant to Communications Act of 1934, as amended, to regulate the communications industry and manage the non-government electomagnetic spectrum, or any successor agency thereto.

          Person: A corporation, an association, a partnership, an organization,
          ------
a business, an individual, a government or political subdivision thereof or a governmental agency.

          Property: With respect to any Person, any interest in any kind of
          --------
property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

          Securities Act: The Securities Act of 1933, as amended, or any similar
          --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Warrant Price: As defined in the introduction to the Warrants.
          -------------

          Warrants: The Warrants and any warrants issued in substitution or
          --------
exchange therefor or upon transfer thereof.

          8.   Remedies.
               --------

          The Company stipulates that the remedies available at law to the holder of the Warrants in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrants are not and will not be adequate and that, to the fullest extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          9.   No Rights or Liabilities as Stockholder.
               ---------------------------------------

          Except as expressly set forth in the Warrants, the holder hereof shall not have any rights as a stockholder of the Company (including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights) or as imposing any obligation on such holder to purchase any Class C Common Stock or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          10.  Notices.
               -------

          All notices and other communications under the Warrants shall be in writing and shall be delivered by hand or overnight courier mailed by registered or certified mail, return receipt requested, or sent by telex or telecopier addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at 6668 North Central Expressway, Suite 1170, Dallas, Texas 75206, provided that the exercise
                                                     --------
of any Warrant shall be effective in the manner provided in Section 1. Any such notices and communications shall be deemed to have been given or made (i) on the date delivered, if by hand or by overnight courier, or on the first Business Day thereafter if such date of delivery is not a Business Day, (il) on the date received if deposited in the mail, postage prep aid, (iii) if sent by telex, when telex answer back is received or (iv) if telecopied, when telecopy receipt is acknowledged.

          11.  Termination.  The provisions of Sections 5.2-5.5 shall terminate
               -----------
and be of no further force and effect in connection with the Company's initial public offering at a price per share equal to or greater than $200 (as adjusted in the event of a stock dividend, recapitalization, stock split, reorganization, merger, or consolidation of the Company) and expected to generate gross proceeds in an amount equal to $20 million.

          12.  Miscellaneous.
               -------------

          The Warrants and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THE WARRANTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The section headings in the Warrants are for purposes of convenience only and shall not constitute a part hereof.

          IN WITNESS WHEREOF, the Company and the holder hereof have caused this Agreement to be duly executed as of the date first above written.



GENERAL WIRELESS, INC.



By:_________________________________
     Roger D. Linquist, President



                        [CLASS C WARRANT SIGNATURE PAGE]

                               SUBSCRIPTION FORM

                   (To be executed upon exercise of Warrant)



General Wireless, Inc.:

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________________ shares of Class C Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $

          Please issue a certificate or certificates for such Class C Common Stock in the name of:


                    Name ___________________________
                    (Please Print Name, Address
                    and Social Security No.)



                    Signature ________________________

                    NOTE:  The above signature should correspond exactly with
                              the name on the first page of the Warrants
                              Certificate or with the name of the assignee appearing in the assignment form below.


               And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant of like tenor is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                             CASHLESS EXERCISE FORM
              (To be executed upon a Cashless Exercise of Warrant)


     General Wireless, Inc.:

               The undersigned hereby irrevocably elects to surrender its Warrant for __________ shares of Class C Common Stock or such lesser number of shares of Class C Common Stock as may be purchased pursuant to the Cashless Exercise provisions of the within Warrant.

               Please issue a certificate or certificates for such Class C Common Stock in the name of:

                    Name _____________________________


                    (Please Print Name, Address and Social Security No.)


                    Address ___________________________

                    ____________________________________



                    ____________________________________
                    Social Security Number


                    Signature _______________________________
                    NOTE:  The above signature should correspond exactly with
                              the name on the first page of the Warrants or with the name of the assignee appearing in the assignment form below.

               And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant of like tenor is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                   ASSIGNMENT


               FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _____________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint
               _____________________________, attorney, to transfer the said
     Warrant on the books of the within named Company.

     Dated: _______   Signature: __________________________

                         Address: _________________________

                                  _________________________



                               PARTIAL ASSIGNMENT


               FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto ________________________ the right to purchase ______________ shares of Class C Common Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint

               _____________________________________, attorney, to transfer that part of the said Warrant on the books of the within named Company.

     Dated: _______   Signature: __________________________

                         Address: _________________________

                                  _________________________

                                                                  EXHIBIT 4.7(a)

                             GENERAL WIRELESS, INC.
                           INDEMNIFICATION AGREEMENT



     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this ______ day of ________________, 199__ between General Wireless, Inc., a Delaware corporation (the "Company"), and 1~ ("Indemnitee").


     WHEREAS, Indemnitee, a member of the Board of Directors or an officer, employee or agent of the Company, performs a valuable service in such capacity for the Company;

     WHEREAS, the stockholders of the Company have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, employees and agents of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "Code");

     WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Company and the members of its Board of Directors, officers, employees or agents with respect to indemnification of such directors, officers, employees or agents;

     WHEREAS, in accordance with the authorization as provided by the Code, the Company either has purchased and presently maintains or intends to purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance") covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as directors and officers of the Company;

     WHEREAS, as a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors or officers, employees or agents by such D & O Insurance and by statutory and bylaw indemnification provisions; and

     WHEREAS, in order to induce Indemnitee to continue to serve as a member of the Board of Directors, officer, employee or agent of the Company, the Company has determined and agreed to enter into this contract with Indemnitee.

     NOW, THEREFORE, in consideration of Indemnitee's continued service as a director, officer, employee or agent after the date hereof, and for other good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Indemnification of Indemnitee.   The Company hereby agrees to hold
         -----------------------------
harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Code, as may be amended from time to time.

     2.  Additional Indemnity.  Subject only to the exclusions set forth in
         --------------------
Sections 3 and 6(c) hereof, the Company hereby further agrees to hold harmless and indemnify

Indemnitee:

     (a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

     (b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of Article VII, Section 6 of the Bylaws of the Company and the Code.

     3.  Limitations on Additional Indemnity.

         -----------------------------------

     (a) No indemnity pursuant to Section 2 hereof shall be paid by the Company:

      1) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

     ii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

     iii) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to constitute willful misconduct;

     iv) on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 6(c)(ii) hereof;

     v) on account of any action, claim or proceeding (other than a proceeding referred to in Section 7(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors;

     vi) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); and

     vii)  except to the extent the aggregate of losses to be

                                       2.

indemnified thereunder exceeds the sum of (a) such losses for which the Indemnitee is indemnified pursuant to Section 1 hereof and (b) any additional amount paid to the Indemnitee pursuant to any D & O Insurance purchased and maintained by the Company.

     (b) No indemnity pursuant to Section 1 or 2 hereof shall be paid by the Company if the action, suit or proceeding with respect to which a claim for indemnity hereunder is made arose from or is based upon any of the following:

     i) Any solicitation of proxies by Indemnitee, or by a group of which he was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by the Board of Directors.

     ii) Any activities by Indemnitee that constitute a breach of or default under any agreement between Indemnitee and the Company.

     4.  Contribution.  If the indemnification provided in Sections 1 and 2
         ------------
hereof is unavailable by reason of a Court decision described in Section 3(a)(vi) hereof based on grounds other than any of those set forth in paragraphs
(i) through (v) of Section 3 (a) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     5.  Notification and Defense of Claim.  Not later than thirty (30) days
         ---------------------------------
after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but Indemnitee's omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

     (a) The Company will be entitled to participate therein at its own expense.

     (b) Except as otherwise provided below, to the extent that it may wish, the Company shall, jointly with any other indemnifying party similarly notified, be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.

                                       3.

After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of the Company's assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Company;
(ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action; in each of which cases the fees and expenses of Indemnitee's separate counsel shall be paid by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

     (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

     6.  Advancement and Repayment of Expenses.
         -------------------------------------

     (a) In the event that Indemnitee employs his or her own counsel pursuant to Sections 5(b)(i) through (iii) above, the Company shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such expenses.

     (b) Indemnitee agrees that Indemnitee will reimburse the Company for all reasonable expenses paid by the Company in investigating or defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under the provisions of the Code, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

     (c) Notwithstanding the foregoing, the Company shall not be required to advance such expenses to Indemnitee in respect of any action arising from or based upon any of the matters set forth in subsection (b) of Section 3 or if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or
(ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Indemnitee's duty to the Company or its shareholders.

     7.  Enforcement.
         -----------

                                       4.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director, officer, employee or other agent of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     (b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all Indemnitee's reasonable fees and expenses, including attorney's fees, in bringing and pursuing such action.

     8.  Subrogation.  In the event of payment under this agreement, the Company
         -----------
shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     9.  Continuation of Obligations.  All agreements and obligations of the
         ---------------------------
Company contained herein shall commence upon the date that Indemnitee first became a member of the Board of Directors or an officer, employee or agent of the Company, as the case may be, and shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Company or serving in any other capacity referred to herein.

     10.  Survival of Rights.  The rights conferred on Indemnitee by this
          ------------------
Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

     11.  Non-Exclusivity of Rights.  The rights conferred on Indemnitee by this
         -------------------------
Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office; provided, however, that this Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and that any such prior indemnification agreement shall be terminated upon the execution of this Agreement.

     12.  Separability.  Each of the provisions of this Agreement is a separate
          ------------
and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Company to indemnify the Indemnitee to the full extent provided by the Bylaws or the Code.

     13.  Governing Law.  This Agreement shall be interpreted and enforced in
          -------------
accordance with the laws of the State of Delaware.

                                       5.

     14.  Binding Effect.  This Agreement shall be binding upon Indemnitee and
          --------------
upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

     15.  Amendment and Termination.  No amendment, modification, termination or
          -------------------------
cancellation of this Agreement shall be effective unless it is in writing and is signed by both parties hereto.

                                       6.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

     GENERAL WIRELESS, INC.
     a Delaware corporation


                                        By:____________________________
                                            Roger D. Linquist
                                            President




                                        INDEMNITEE



                                        _________________________________

                                        ~1~


                                        Address:_________________________


                                        _________________________________


                                        _________________________________

                                       7.